EXHIBIT 3


             JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)
             ---------------------------------------------------

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or
Schedule 13G, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Dated:  October 27, 2003





SALOMON BROTHERS ASSET MANAGEMENT INC,
   on behalf of certain fiduciary
   clients



By: /s/Robert M. Donahue, Jr.
    -------------------------
    Name: Robert M. Donahue, Jr.
    Title: Managing Director




CITIGROUP FINANCIAL PRODUCTS INC (f/k/a
   Salomon Brothers Holding Company Inc)



By: /s/ Serena D. Moe
    -----------------
    Name: Serena D. Moe
    Title: Assistant Secretary

CITIGROUP GLOBAL MARKETS HOLDINGS INC.
   (f/k/a Salomon Smith Barney
   Holdings Inc.)



By: /s/ Serena D. Moe
    -----------------
    Name: Serena D. Moe
    Title: Assistant Secretary




CITIGROUP INC.



By: /s/ Serena D. Moe
    -----------------
    Name: Serena D. Moe
    Title: Assistant Secretary




PERRY CORP., as Managing General
   Partner of Perry Partners, L.P.



By: /s/ Paul Leff
    -------------
    Name: Paul Leff
    Title: Senior Managing Director

PERRY CORP., as Investment Manager of
   Perry Partners International, Inc.



By: /s/ Paul Leff
    -------------
    Name: Paul Leff
    Title: Senior Managing Director




PERRY CORP., as Investment Manager of
   Auda Classic, PLC



By: /s/ Paul Leff
    -------------
    Name: Paul Leff
    Title: Senior Managing Director



By: /s/ Richard C. Perry
    --------------------
    Name: Richard C. Perry




EVEREST CAPITAL LIMITED, as agent for
   certain managed accounts



By: /s/ Malcolm Stott
    -----------------
    Name: Malcolm Stott
    Title: Chief Operating Officer

By: /s/ Edward A. Mule
    ------------------
    Name: Edward A. Mule, individually
    and (a) as partner of Silver Point
    Partners, for itself and as managing
    member of Silver Point Capital
    Holdings, LLC, for itself and as
    managing member of Silver Point
    Capital General Partner, LLC, for
    itself and as general partner of
    Silver Point Capital Fund, L.P.; and
    (b) as managing member of Silver
    Point Capital Management, LLC, for
    itself and as the general partner of
    Silver Point Capital Management,
    L.P., for itself and as the general
    partners of Silver Point Capital, L.P.





By: /s/ Robert O'Shea
    -----------------
    Name: Robert O'Shea